FLOORPLAN AND SECURITY AGREEMENT

This Floorplan and Security Agreement dated as of August 10, 2023 (as from time to time amended, amended and restated, supplemented and otherwise modified from time to time and together with all Transaction Statements (as defined herein) and all schedules, addendums, and other attachments to any of the foregoing, the "Agreement") is by and between Mitsubishi HC Capital America, Inc., a Delaware corporation with its chief executive office and principal place of business at 800 Connecticut Avenue, Norwalk, CT 06854 ("Lender") and Workhorse Group Inc., a Nevada corporation with its principal place of business located at 100 Commerce Drive, Loveland, OH 45140 and its subsidiaries, including Workhorse Technologies Inc., an Ohio corporation and principal place of business at 3600 Park 42 Dr Ste 160E, Sharonville, OH 45241-4039 ("Borrower").

1. **Extensions of Credit**. Subject to the terms of this Agreement, Lender may extend credit to or on behalf of Borrower from time to time to enable Borrower to purchase goods, including equipment, from certain vendors ("each a Vendor") listed in Schedule 1 attached hereto (as such schedule may be updated by the parties from time to time), which goods shall be held for sale by Borrower in the ordinary course of business, and if agreed in writing by Lender for lease by Borrower in the ordinary course of business ("Inventory"), and for other purposes. Vendor approval is an ongoing process and depends, in part, on the total value of invoices approved by Lender with any given Vendor at any point in time. Lender's decision to advance funds is at Lender's sole and absolute business discretion. Lender may combine all of Lender's advances to Borrower or on Borrower's behalf, whether under this Agreement or any other agreement, together with all finance charges, fees and expenses related thereto, to constitute one debt and loan owed by Borrower. Without limiting the discretionary nature of this credit facility, Lender may, without notice to Borrower, elect not to finance any Inventory sold by any Vendor in default to Lender under any existing agreements between Vendor and Lender, any Vendor that has exceeded or will exceed (if such Inventory is financed) the applicable maximum amount established for such Vendor, or any Vendor with respect to which Lender reasonably feels insecure. All advances and other transactions hereunder are exclusively for business purposes and not for personal, family, household or any other consumer purposes.

2. **Financing Terms**.

(a) Lender and Borrower agree to set forth in this Agreement only the general terms of Borrower's financing arrangement with Lender as certain financial terms depend, in part, on factors which vary from time to time, including without limitation, the availability of any applicable Vendor discounts, payment terms or other incentives, Lender's floor-planning volume with Borrower and such Vendor, and other economic factors. Upon agreeing to finance an item of Inventory for Borrower, Lender will transmit, send or otherwise make available to Borrower a transaction statement, which is a record that may be authenticated and which identifies the Collateral (as defined herein) financed and/or the advance made and the terms and conditions of repayment of such advance, substantially in the form attached hereto as Exhibit A (the "Transaction Statement"). Borrower agrees that Borrower's failure to notify Lender in writing of any objection to a Transaction Statement within three (3) days after a Transaction Statement is transmitted, sent or otherwise made available to Borrower, shall constitute Borrower's (a) acceptance of all terms thereof, (b) agreement that Lender is financing such Inventory at Borrower's request, and (c) agreement that such Transaction Statement will be incorporated herein by reference. If Borrower objects to the terms of any Transaction Statement, Borrower will pay Lender for such Inventory in accordance with the most recent terms for similar Inventory to which Borrower has not objected (or, if there are no prior terms, at the lesser of 10% per annum or the maximum lawful contract rate of interest permitted under applicable law), subject to termination of this Agreement by Lender and its rights under the termination provision contained herein.

(b) If Vendor program subsidies are part of and applicable to Borrower's financing program with a Vendor (each a "Lender Credit"), with respect to any advance on behalf of Borrower that Lender makes to such Vendor, Lender may apply against such the amount of such advance the amount of the Lender Credit actually paid to Lender; provided, however, in the event such Vendor does not remit the amount of the Lender Credit to Lender, Borrower agrees to pay the unpaid portion of such Lender Credit.

3. **Security Interest**.

(a) To secure the payment and performance of the Obligations (as defined herein) of Borrower to Lender, Borrower hereby grants to Lender a security interest in and to the Collateral. All capitalized terms used

herein, which are not otherwise defined in this Agreement, and which are defined in the Uniform Commercial Code (the "UCC"), as in effect from time to time, in Illinois, or of any other state the laws of which are required to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Lender's security interest in any Collateral shall be used herein as such term is defined in the UCC.

(b) As used herein, "Collateral" means all of the following personal property of Borrower, whether such property or Borrower's right, title or interest therein or thereto is now owned or existing or hereafter acquired or arising, and wherever located, including without limitation:

(i) all Inventory of Borrower, including parts;

(ii) all returns, repossessions, exchanges, substitutions, replacements, attachments, parts, accessories and accessions of the foregoing;

(iii) all Vendor Credits (as defined below) related to Inventory;

(iv) all leases of Inventory and rents owed under such leases;

(v) all books and records related to Inventory, electronic or otherwise, which evidence or otherwise relate to any of the foregoing, and all computers, disks, tapes, media and other devices in which such records are stored, but only to the extent the same directly relate to the foregoing;

(vi) all Accounts (including Payment Intangibles, Deposit Accounts), General Intangibles, Chattel Paper (whether tangible or electronic), Instruments (including Promissory Notes), Investment Property and documents representing proceeds of any of the foregoing that are related to Inventory; and

(vii) all cash and insurance proceeds related to Inventory and products of the foregoing.

(c) "Obligations" means all indebtedness and other obligations of any nature whatsoever of Borrower to Lender, whether such indebtedness or other obligations arise under this Agreement or any other existing or future agreement between Borrower and Lender, and whether for principal, interest, fees, Charges (as defined herein), expenses, indemnification obligations or otherwise, and whether such indebtedness or other obligations are existing, future, direct, indirect, acquired, contractual, non-contractual, joint and/or several, fixed, contingent or otherwise.

(d) "Vendor Credits" means all of Borrower's rights to any price protection payments, rebates, discounts, credits, factory holdbacks, incentive payments and other amounts which at any time are due Borrower from the applicable Vendor.

4. Representations and Warranties. Borrower represents and warrants that at the time of execution of this Agreement and at the time of each approval and each advance hereunder:

(a) Borrower does not conduct business under any trade styles or trade names except as disclosed by the Borrower to Lender in writing and has all the necessary authority to enter into and perform this Agreement and Borrower will not violate its organizational documents, or any law, regulation or agreement binding upon it, by entering into or performing its obligations under this Agreement;

(b) Borrower will only keep Collateral at locations within the U.S. which have been disclosed to Lender either (i) in writing prior to the execution of this Agreement or (ii) upon thirty (30) days written notice, and, in either case, which have been approved by Lender ("Permitted Locations");

(c) this Agreement correctly sets forth Borrower's true legal name, the type of its organization (if not an individual), the state in which Borrower is incorporated or organized, and Borrower's organizational identification number, if any;

(d) all information supplied by Borrower to Lender, including any financial, credit or accounting statements or application for credit, in connection with this Agreement is true, correct and complete;

(e) Borrower has good title to all Collateral subject only to the security interest of Lender; and

(f) there are no actions or proceedings pending or threatened against Borrower which might result in any material adverse change in Borrower's financial or business condition.

5. Covenants.

(a) Until sold, as permitted by this Agreement, Borrower shall own all Collateral free and clear of all liens, security interests, claims and other encumbrances, whether arising by agreement or operation of law (collectively "Liens"), other than Liens in favor of Lender and subordinate Liens in favor of other persons with respect to which Lender shall have first consented in writing.

(b) Borrower will:

(i) keep all Collateral at Permitted Locations and keep all tangible Collateral safe and secure, in good order, repair and operating condition and insured as required by Lender;

(ii) promptly file all tax returns required by law and promptly pay all taxes, fees, and other governmental charges for which it is liable, including without limitation all governmental charges against the Collateral or this Agreement;

(iii) permit Lender and its designees, without notice, to inspect the Collateral during normal business hours and at any other time Lender deems desirable (and Borrower hereby grants Lender and its designees an irrevocable license to enter Borrower's business locations during normal business hours without notice to Borrower to account for and inspect all Collateral and to examine and copy Borrower's books and records related to the Collateral), and in connection with any inspection, provide Lender and its designees safe and secure access to the Collateral and comply with any request made by Lender or its designees to move the Collateral in order to provide such safe and secure access;

(iv) keep complete and accurate records of its business, including Inventory, Accounts and sales, and permit any representatives designated by the Lender (including employees of the Lender, or any consultants, accountants, lawyers, agents and appraisers retained by the Lender), upon reasonable prior notice and during business hours, to visit and inspect its properties, to conduct at Borrower's premises field examinations permitted in accordance with this Agreement of Borrower's assets, liabilities, books and records, including examining and making copies or extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, provided that upon the occurrence of a Default, the expenses of the Lender for such visits, inspections and examinations shall be at the sole expense of the Borrower;

(v) furnish Lender with such additional information regarding the Collateral and Borrower's business and financial condition as Lender may from time to time reasonably request (including without limitation financial statements and projections more frequently than set forth below);

(vi) immediately notify Lender of any material adverse change in Borrower's prospects, business, operations or condition (financial or otherwise) or in any Collateral;

(vii) execute (or cause any third party in possession of Collateral to execute) all documents Lender requests to perfect and maintain Lender's security interest in the Collateral;

(viii) deliver to Lender immediately upon each request by Lender (and Lender may retain) each certificate of title or statement of origin issued for Collateral financed by Lender;

(ix) at all times be duly organized, existing, in good standing, qualified and licensed to do business in each jurisdiction in which the nature of its business or property so requires and, when requested, provide Lender with documentation evidencing the same;

(x) promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that a protest of such taxes, assessments and charges shall be instituted and diligently prosecuted in good faith

by Borrower and (A) Borrower has given Lender notice of any such contest and (B) Lender is satisfied that while any such protest is pending there will be no impairment of the enforceability, validity, or priority of any of Lender's security interests in the Collateral;

(xi) Borrower will immediately notify Lender of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and an estimate of the amount of such loss or diminution;

(xii) Borrower will endeavor to collect or cause to be collected from its customers all amounts owing under or on account of any customer receivable;

(xiii) Borrower shall follow all procedures as required by the U.S. Export Administration Regulations and any related export control laws and regulations promulgated and administered by the government of any country having jurisdiction over the parties or the transactions contemplated herein n the event that Borrower contemplates any exporting of the assets financed (including technology supplied) herein;

(xiv) notify Lender of the commencement of any material legal proceedings against Borrower or any Guarantor (as defined below); and

(xv) comply with all applicable laws, rules, regulations and orders of all governmental bodies binding upon Borrower, including but not limited to, to the extent applicable, all relevant trade controls requirements, anti-money laundering requirements, anti-terrorist financing and know-your-client diligence requirements issued by the U.S. Office of Foreign Asset Control, the U.S. Department of Commerce's Bureau of Industry and Security, or the U.S. State Department's Directorate of Defense Trade Controls, and no such sale shall involve dealings between Borrower and any person or entity that a U.S. company would be prohibited from dealing with under any laws or regulations of the United States.

(c) Borrower will not, without Lender's prior written consent:

(i) use (except for demonstration for sale, if applicable), rent or lease, sell, transfer, consign, license, encumber or otherwise dispose of Collateral except for sales of Inventory at retail in the ordinary course of Borrower's business;

(ii) engage in any other material transaction not in the ordinary course of Borrower's business;

(iii) change its business in any material manner or its organizational structure or be a party to a merger or consolidation or change its registration to a registered organization other than as specified above;

(iv) change its name without giving Lender at least thirty (30) days' prior written notice thereof;

(v) change the state in which it is incorporated or otherwise organized (except upon thirty (30) days' prior written notice to Lender);

(vi) change its chief executive office or office where it keeps its records with respect to Accounts or Chattel Paper;

(vii) finance on a secured basis with any Vendor or any third party the acquisition of Inventory of the same brand as any Inventory financed or to be financed by Lender;

(viii) store Inventory financed by Lender with any third party; or

(ix) sell or otherwise transfer Inventory to a Borrower Affiliate (as defined herein).

As used herein, the term "Borrower Affiliate" means any person that: (i) directly or indirectly controls, is controlled by or is under common control with Borrower, (ii) directly or indirectly owns 5% or more of Borrower, (iii) is a director, partner, manager, or officer of Borrower or an affiliate of Borrower, or (iv) any natural person related to Borrower or an affiliate of Borrower.

6. **Insurance**. All risk of loss, damage to or destruction of Collateral shall at all times be on Borrower. Borrower shall keep tangible Collateral insured for full replacement value against all insurable risks under policies delivered to Lender and issued by insurers satisfactory to Lender with loss payable to Lender. Lender is to be provided with any written notice of cancellation or change in such policies within ten (10) Business Days (as defined herein) of the issuance of such notice. Lender is authorized, but not required, to act as attorney-in-fact for Borrower in adjusting and settling any insurance claims under any such policy and in endorsing any checks or drafts drawn by insurers. Borrower shall promptly remit to Lender in the form received, with all necessary endorsements, all proceeds of such insurance which Borrower may receive. Lender, at its election, shall either apply any proceeds of insurance it may receive toward payment of the Obligations or pay such proceeds to Borrower. For purposes of this Agreement, "Business Day" means any day the Federal Reserve Bank of New York is open for the transaction of business.

7. **Financial Statements**. Unless waived by Lender, Borrower will deliver to Lender, in a form satisfactory to Lender:

(a) Borrower's year-end balance sheet and annual profit and loss statement for each of its fiscal years, within ninety (90) days after the same are prepared but in no event later than one hundred-twenty (120) days after the end of each fiscal year;

(b) within forty-five (45) days after the end of each of Borrower's fiscal quarters, a reasonably detailed balance sheet and income statement as of the last day of such quarter covering Borrower's operations for such quarter; and

(c) within ten (10) days after Lenders request, any other information relating to the Collateral or the financial condition of Borrower or any Guarantor.

8. **Payment Terms**.

(a) Borrower will immediately pay Lender the outstanding balance of the principal amount of the Obligations owed Lender on each item of Collateral financed by Lender on the earliest occurrence of any of the following events:

(i) when such Collateral is lost, stolen or damaged;

(ii) when such Collateral is, without Lender's prior approval, sold, transferred, rented, leased, otherwise disposed of, unaccounted for, or its payment term has matured;

(iii) in strict accordance with the installment payment schedule;

(iv) in strict accordance with any curtailment schedule for such Collateral, which is or may be set forth in a Transaction Statement; and

(v) when otherwise required under the terms of this Agreement or a Transaction Statement.

Lender may apply payments to reduce finance charges first and then principal, regardless of Borrower's instructions; and apply principal payments to the oldest (earliest) invoice for Collateral financed by Lender, but, in any event, all principal payments, may, in Lenders sole business discretion, first be applied to such Collateral which is sold, lost, stolen, damaged, rented or leased without Lender's prior authorization, or otherwise disposed of or unaccounted for. Any payment hereunder which would otherwise be due on a day which is not a Business Day, shall be due on the next succeeding Business Day, with such extension of time included in any calculation of applicable finance charges.

(b) If Borrower (i) fails to immediately remit funds to Lender upon the maturity of Borrower's applicable payment terms with respect to such advance or upon the unauthorized sale, transfer, rental, lease, loss, theft, damage, or other disposition of or inability to account for any Inventory financed by Lender for Debtor (a "sale out of trust" or "SOT") or (ii) is required to make immediate payment to Lender of any past due obligation discovered during any Collateral review, or at any other time, then Lenders acceptance of any payment with respect to such past due obligation (whether in full or partial satisfaction of such obligation) shall not be construed to have waived or amended the terms of its financing program. Borrower will send all such payments to Lender as directed.

(c) Any Vendor Credit granted to Borrower for any Collateral will not reduce the Obligations that Borrower owes Lender until Lender has received payment therefor as set forth below. Borrower will: (i) pay Lender regardless of whether any Collateral is defective or fails to conform to any warranties extended by any third party; and (ii) indemnify and hold Lender harmless against all claims and defenses asserted by any buyer of any Collateral. Borrower waives all rights of setoff Borrower may have against Lender. Borrower will not assert against Lender any claim or defense Borrower may have against the applicable Vendor and any such claims or defenses shall not affect Borrower's liabilities or obligations to Lender.

(d) Any advances which are not used to acquire Inventory, as contemplated hereby, shall be paid on demand unless otherwise provided in this Agreement or in any Transaction Statement. In order to adequately secure Borrower's Obligations to Lender, Borrower shall, at Lenders request, immediately pay Lender the amount necessary to reduce the sum of Lender's outstanding advances with respect to Inventory received by Borrower to an amount which does not exceed the aggregate invoice price to Borrower of the Inventory in Borrower's possession which (i) is financed by Lender, and (ii) in which Lender has a perfected first priority security interest.

(e) All payments due by Borrower to Lender under this Agreement or otherwise shall be made by check made on a United States bank (payment by bank check may be subject to additional administrative charges payable by Borrower), ACH, EDI or federal wire, in each case drawn on an account established in the name of Borrower. Payment in any other form may delay processing or be returned to Borrower, and may cause Borrower to incur a late payment fee, in accordance with Section 10(a) below. Lender policy bars payment by cash or cash equivalents and any such payments will be declined. Lender reserves the right to decline other forms of payment, including but not limited to, cashier's checks, money orders, bank drafts, third-party checks and travelers' checks. In the event of any such payment decline, Borrower's debt will remain outstanding and interest/fees permitted under Borrower's agreement may accrue until acceptable payment is received.

9. Calculation of Charges.

(a) Borrower shall pay fees, charges and interest (collectively "Charges") with respect to each advance in accordance with this Agreement and any Transaction Statement. Borrower shall pay Lender its customary Charge for any check or other item which is returned unpaid to Lender. Unless otherwise provided in this Agreement, the following additional provisions shall be applicable to Charges: (i) "Term SOFR Rate" shall mean, for any calendar month the One-month Term SOFR Rate as displayed on the applicable Bloomberg page on the first Business Day of such month. If, for any reason, such rate is no longer displayed or discontinued, Lender shall select such replacement index as Lender in its sole discretion determines most closely approximates such rate. (ii) all Charges shall be paid by Borrower monthly pursuant to the terms of the billing statement in which such Charges appear; (iii) interest on each advance and principal amount of the Obligations related thereto shall be computed for any period by dividing the interest rate provided in each applicable Transaction Statement by 365 (the quotient of which is herein referred to as the "Daily Rate"), and then multiplying the Daily Rate by either (A) the average principal balance outstanding during such period, or (B) the actual principal balance outstanding on each day during such period; (iv) interest on an advance shall begin to accrue on the Start Date, which is defined as the earlier of: (A) the invoice date referred to in the applicable Vendor's invoice; or (B) the ship date referred to in the applicable Vendor's invoice; or (C) the date Lender makes such advance; provided, however, if such Vendor fails to fully pay, by honoring or paying any Lender Credit or otherwise, the interest or other cost of financing such Inventory during the period between the Start Date and the end of the Free Floor Period (as defined below), then Borrower shall pay such interest to Lender on demand as if there were no Free Floor Period with respect to such Inventory; (v) for the purpose of computing Charges, any payment will be credited pursuant to Lenders payment recognition policies, as in effect from time to time; (vi) advances or any part thereof not paid when due (and Charges not paid when due, at the option of Lender, shall become part of the principal amount of the Obligations and) shall bear interest at the Default Rate (as defined below); and (vii) all interest rates provided or referenced in Transaction Statements, including all references to base rate, prime rate and additions to base rate or prime rate, are provided and referenced on the basis of a 365-day year. The method of calculating interest provided in this Section 9(a) (i.e., the interest rate calculated based on a year of 365 days, for the actual number of days elapsed) will result in a higher effective rate than the quoted numeric rate provided in the Transaction Statement.

(b) For purposes of this Agreement, the following definitions shall apply:

"Default Rate" shall mean the default rate specified in Borrower's financing program with Lender, if any, or if there is none so specified, at the lesser of 10% per annum above the rate in effect immediately prior to the Default, or the highest lawful contract rate of interest permitted under applicable law;

"Free Floor Period" shall mean a period equal to the number of days during which the applicable Vendor agrees to assume the cost of financing Collateral purchased by Borrower by granting Lender a Lender Credit.

Lender intends to strictly conform to the usury laws governing this Agreement. Regardless of any provision contained herein, in any Transaction Statement, or in any other document, Lender shall never be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest, any amount in excess of the maximum amount allowed by applicable law. If Lender ever receives any amount which, if considered to be interest, would exceed the maximum amount permitted by law, Lender will apply such excess amount to the reduction of the unpaid principal balance which Borrower owes, and then will pay any remaining excess to Borrower. In determining whether the interest paid or payable exceeds the highest lawful rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (1) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (2) exclude voluntary pre-payments and the effect thereof, and (3) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term. Borrower agrees to pay an effective rate of interest that is the sum of (i) the interest rate provided in this Agreement, including as provided in each accepted Transaction Statement, as may be amended as provided herein; and (ii) any additional rate of interest resulting from any other charges or fees paid or to be paid by Borrower pursuant to this Agreement and that are determined to be interest or in the nature of interest.

10. Billing Statement/Fees; Right to Modify Charges and Other Terms.

(a) Lender will transmit, send or otherwise make available to Borrower a monthly billing statement identifying all charges due on Borrower's account with Lender. The charges specified on each billing statement will be (1) due and payable in full immediately on receipt, unless otherwise stated in writing in your billing statement, Transaction Statement or other written document provided by Lender, and (2) an account stated, unless Lender receives Borrower's written objection thereto within fifteen (15) days after it is transmitted, sent or otherwise made available to Borrower. If Lender does not receive, by the 25th day of any given month, payment of all charges accrued to Borrower's account with Lender during the immediately preceding month, Borrower will (to the extent allowed by law) pay Lender a late fee equal to the greater of (except to the extent, and for so long as, the same is subject to a good faith dispute) 5% of all unpaid amounts, not to exceed any maximum amounts under applicable law, or $25.00, until paid in full (payment of such fee does not waive the default caused by the late payment). Lender may adjust the billing statement at any time to conform to applicable law and this Agreement.

(b) Lender may charge one or more fees in connection with the servicing and administration of Borrower's account. From time to time, Lender may provide written notice to Borrower of new or changed fees, interest and/or other finance charges (including without limitation, increases or decreases in the periodic rate or amount of finance charges, the method of computing finance charges and when and how finance charges, and principal payments, are payable), policies, practices and other charges and/or credit terms (collectively, "Fees and Terms") payable by, or applicable to, Borrower or relating to Borrower's account generally, or in connection with specific services, or events, to be effective as of the notice date, or such other future effective date as Lender shall advise, with respect to existing Obligations owing by Borrower to Lender and/or to Obligations incurred or arising after such notice or future effective date, as the case may be, all as Lender may elect by so indicating in such notice. Such notice may be delivered by mail, courier or electronically in a separate writing or website posting, or set forth in the Transaction Statement and/or the billing statement. Borrower shall be deemed to have accepted such Fees and Terms by either (1) making any request for financing after the effective date of such notice, or (2) failing to notify Lender in writing of any objection to a Transaction Statement, billing statement or written notice advising of such Fees and Terms within fifteen (15) days after such notice has been sent to Borrower. If Borrower objects to the Fees and Terms, such Fees and Terms shall not be imposed, but Lender may charge or implement the last Fees and Terms to which Borrower has not objected, and may elect to terminate Borrower's financing program.

11. Default. The occurrence of one or more of the following events shall constitute a default by Borrower (a "Default"):

(a) Borrower shall fail to pay any Obligations hereunder or other amounts, however or wherever documented, owed to Lender or to any person that at any time directly or indirectly controls, is controlled by, or is under common control with Lender (a "Lender Affiliate") when due or any remittance for any such Obligations or such other amounts is dishonored when first presented for payment;

(b) any representation made to Lender by Borrower [or by any guarantor, surety, issuer of a letter of credit or any person other than Borrower primarily or secondarily liable with respect to any Obligations (a "Guarantor") shall not be true in all respects when made or if Borrower or any Guarantor shall breach any covenant, warranty or agreement to or with Lender;

(c) Borrower (including, if Borrower is a partnership or limited liability company, any partner or member of Borrower) or any Guarantor shall die, become insolvent or generally fail to pay its debts as they become due or, if a business, shall cease to do business as a going concern;

(d) any letter of credit or other form of collateral provided by Borrower or a Guarantor to Lender with respect to any Obligations or Collateral shall terminate or not be renewed at least sixty (60) days prior to its stated expiration or maturity;

(e) Borrower abandons any Collateral;

(f) any Guarantor shall revoke, terminate or limit, or take any action purporting to revoke, terminate or limit, any guaranty or other assurance of payment relating to any Obligations;

(g) Borrower or any Guarantor becomes insolvent, commits an act of bankruptcy, or voluntarily or involuntarily becomes subject a filing, notice or proceeding under the U.S. Bankruptcy Code seeking any stay of proceedings, protection from creditors, moratorium, reorganization, arrangement, composition, re-adjustment, or any other relief under any present or future law of any jurisdiction relative to bankruptcy, insolvency, reorganization or other relief for debtors or affecting creditors' rights, or any state or provincial insolvency law or any similar law, and, in each case, such proceeding is not dismissed within sixty (60) days (an "Automatic Default");

(h) any trustee in bankruptcy, receiver, or liquidator or any other person with similar powers shall be appointed in respect of the Borrower or the assets of Borrower, or any filing is made or proceeding is commenced by a third party in respect of the Borrower seeking the entry of an order for the appointment or relief in respect of any of the above;

(i) an attachment, sale or seizure shall be issued or shall be executed against any assets of Borrower or of any Guarantor;

(j) Borrower shall lose, or shall be in default of, any franchise, license or right to deal in any Collateral which Lender finances;

(k) Borrower, Guarantor or any third party shall file any amendment or termination statement with respect to any UCC filing made by Lender in connection herewith without Lender's prior written consent;

(l) a material adverse change shall occur in the business, operations or condition (financial or otherwise) of Borrower (including, if Borrower is a partnership or limited liability company, any partner or member of Borrower) or any Guarantor or with respect to the Collateral;

(m) Borrower or any Guarantor fails to pay any debt or perform any other obligation owed to any third party;

(n) Borrower or any Guarantor defaults under the terms of any agreement with any Lender Affiliate; or

(o) Lender in good faith believes the prospect of payment of any Obligations is impaired or Lender deems itself insecure.

12. Rights and Remedies Upon Default. Upon the occurrence of a Default, Lender shall have all rights and remedies of a secured party under the UCC as in effect in any applicable jurisdiction and other applicable

law and all the rights and remedies set forth in this Agreement. Lender may terminate any obligations it has under this Agreement and any outstanding credit approvals immediately and/or declare any and all Obligations immediately due and payable without notice or demand. Borrower waives notice of intent to accelerate, and of acceleration of any Obligations. Lender may enter any premises of Borrower, with or without process of law, without force, to search for, take possession of, and remove the Collateral, or any part thereof. If Lender requests, Borrower shall cease disposition of and shall assemble the Collateral and make it available to Lender, at Borrower's expense, at a convenient place or places designated by Lender. Lender may take possession of the Collateral or any part thereof on Borrower's premises and cause it to remain there at Borrower's expense, pending sale or other disposition. Borrower agrees that the sale of Inventory by Lender to a person who is liable to Lender under a guaranty, endorsement, repurchase agreement or the like shall not be deemed to be a transfer subject to UCC §9-618 or any similar provision of any other applicable law, and Borrower waives any provision of such laws to that effect. Borrower agrees that the repurchase of Inventory by the applicable Vendor pursuant to a repurchase agreement with Lender shall be a commercially reasonable method of disposition. Borrower shall be liable to Lender for any deficiency resulting from Lenders disposition, including without limitation a repurchase by the applicable Vendor, regardless of any subsequent disposition thereof. Borrower is not a beneficiary of, and has no right to require Lender to enforce, any repurchase agreement. If Borrower fails to perform any of its obligations under this Agreement, Lender may perform the same in any form or manner Lender in its business discretion deems necessary or desirable, and all monies paid by Lender in connection therewith shall be additional Obligations and shall be immediately due and payable without notice together with interest payable on demand at the Default Rate. All of Lenders rights and remedies shall be cumulative. At Lenders request, or without request in the event of an Automatic Default, Borrower shall pay all Vendor Credits to Lender as soon as the same are received for application to the Obligations. Borrower authorizes Lender to collect such amounts directly from the applicable Vendor and, upon request of Lender, shall instruct such Vendor to pay Lender directly. Borrower irrevocably waives any requirement that Lender retain possession and not dispose of any Collateral until after trial or final judgment or appeal thereof. Lenders election to extend or not extend credit to Borrower is solely at Lenders business discretion and does not depend on the absence or existence of a Default. If a Default is in effect, and without regard to whether Lender has accelerated any Obligations, Lender may, without notice, apply the Default Rate.

13. Power of Attorney. Borrower authorizes Lender to:

(a) file financing statements and amendments thereto describing Lender as "Secured Party," Borrower as "Debtor" and indicating the Collateral;

(b) authenticate, execute or endorse on behalf of Borrower any instruments, Chattel Paper, certificates of title, manufacturer statements of origin, builder's certificate, or other notices or records comprising or related to Collateral or evidencing financing under this Agreement or evidencing or maintaining the perfection of the security interest granted hereby, as attorney-in-fact for Borrower; and

(c) supply any omitted information and correct errors in any documents between Lender and Borrower. This power of attorney and the other powers of attorney granted herein are irrevocable and coupled with an interest.

14. Collection and Other Costs. In the event of a Default, Borrower shall pay to Lender on demand all attorneys' fees and legal expenses and other costs and expenses incurred by Lender in connection with establishing, perfecting, maintaining perfection of, protecting and enforcing its Lien on the Collateral and collecting any Obligations, or in connection with any modification of this Agreement, any Default or in connection with any action or proceeding for possession or under any receivership, assignment for benefit of creditors, bankruptcy or other insolvency laws (including, without limitation, filing a proof of claim, motion for stay relief or monitoring such proceeding under any such laws to the full extent permitted under such law), involving the Borrower, any Guarantor or any Collateral. All fees, expenses, costs and other amounts described in this Section shall constitute Obligations, shall be secured by the Collateral and interest shall accrue thereon at the Default Rate.

15. Information.

(a) To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When Borrower opens an account, Lender will ask for the name(s), address(es), date(s) of birth, and other information that will allow Lender to identify Borrower, and its owner(s) and Guarantor(s) as applicable. Lender may also ask to see driver's licenses or other identifying documents related to Borrower, and its owner(s) and Guarantors as applicable. Failure to comply with such requests will constitute a Default under this Agreement.

(b) Borrower irrevocably authorizes Lender to investigate and make inquiries of former, current, or future creditors or other persons and credit bureaus regarding or relating to Borrower (including, to the extent permitted by law, any equity holders of Borrower). Lender may provide to any Lender Affiliate or any third parties any financial, credit or other information regarding Borrower (including, to the extent permitted by law, any equity holders of Borrower) that Lender may at any time possess, whether such information was supplied by Borrower to Lender or otherwise obtained by Lender. Further, Borrower irrevocably authorizes and instructs any third parties (including without limitation, any Vendor or customers of Borrower) to provide to Lender any credit, financial or other information regarding Borrower that such third parties may at any time possess.

16. Termination. Unless sooner terminated as provided in this Agreement or by at least sixty (60) days prior written notice from either party to the other, the term of this Agreement shall be for one (1) year from the date hereof and automatically renewed from year to year thereafter; *provided, however*, that Lender may terminate this Agreement immediately by notice to Borrower if Borrower objects to any terms of any Transaction Statement, billing statement or written notice advising of Fees and Terms. Upon termination of this Agreement, all Obligations shall become immediately due and payable without notice or demand. Upon any termination, Borrower shall remain fully liable to Lender for all Obligation, arising prior to or after termination, and all of Lenders rights and remedies and its security interest shall continue until all Obligations to Lender are paid and all obligations of Borrower are performed in full. If Lender makes advances in reliance on a repurchase agreement from the applicable Vendor, it may cease making such advances if it has any concern as to whether such repurchase agreement will cover future advances or be performed by such Vendor. No provision of this Agreement shall be construed to obligate Lender to make any advances. All waivers and indemnifications in Lenders favor set forth in this Agreement will survive any termination of this Agreement.

17. Binding Effect. Borrower cannot assign its interest in this Agreement without Lender's prior written consent. Lender may assign or participate Lender's interest, in whole or in part, without Borrower's consent. This Agreement will protect and bind Lender's and Borrower's respective heirs, representatives, successors and assigns, as the case may be.

18. Notices. Except as required by law or as otherwise provided herein, all notices or other communications to be given under this Agreement or under the UCC shall be in writing served either personally, by overnight courier addressed to Borrower at its chief executive office shown below or to any office to which or to Lender at its address shown in the preamble hereto, to the attention of General Manager – Wholesale Division, or at such other address designated by such party by notice to the other. Any such communication shall be deemed to have been given upon delivery in the case of personal delivery, one Business Day after deposit with an overnight courier, except that any notice of change of address shall not be effective until actually received.

19. Severability. If any provision of this Agreement or its application is invalid or unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable.

20. Supplement. If Borrower and Lender have previously executed other agreements pertaining to all or any part of the Collateral, this Agreement will supplement, but not amend, such agreement, and this Agreement will neither be deemed a novation nor a termination of such agreement, nor will execution of this Agreement be deemed a satisfaction of any obligation secured by such agreement. This Agreement will only pertain to financing related to Borrower's acquisition of Inventory from any Vendor or the refinancing of Inventory acquired from any such Vendor.

21. Miscellaneous. Time is of the essence regarding Borrower's performance of its obligations to Lender. Lender may accept this Agreement by issuance of an approval to the applicable Vendor for the purchase of Inventory by Borrower or by making an advance hereunder. Borrower's liability to Lender is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder.

Lender may refrain from or postpone enforcement of this Agreement or any other agreements between Lender and Borrower without prejudice, and the failure to strictly enforce these agreements will not create a course of dealing which waives, amends or modifies such agreements. Any waiver by Lender of a Default shall only be effective if in writing signed by Lender and transmitted to Borrower. The express terms of this Agreement will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof. If Borrower fails to pay any taxes, fees or other obligations which may impair Lenders interest in the Collateral, or fails to keep any Collateral insured, Lender may, but shall not be required to, pay such amounts. Such paid amounts will be: (a) additional Obligations which Borrower owes to Lender, which are subject to finance charges as provided herein and shall be secured by the Collateral; and (b) due and payable immediately in full. Section titles used herein are for convenience only, and do not define or limit the contents of any Section. All words used herein shall be understood and construed to be of such number and gender as the circumstances may require. This Agreement may be validly executed in one or more multiple counterpart signature pages. Notwithstanding anything herein to the contrary, Lender may rely on any facsimile copy, electronic data transmission, or electronic data storage of: this Agreement, any Transaction Statement, billing statement, financing statement, authorization to pre-file financing statements, invoice from the applicable Vendor, financial statements or other reports, which will be deemed an original, and the best evidence thereof for all purposes. This Agreement shall be construed without presumption for or against any party who drafted all or any portion of this Agreement. No modification of this Agreement shall bind Lender unless in a writing signed by Lender and transmitted to Borrower. Among other symbols, Lender hereby adopts "MHCCA" or "Lender" as evidence of its intent to authenticate a record. The Obligations may, from time to time be secured by a lien or security interest on other assets of the Borrower (assets other than the Collateral), provided that any document, instrument or agreement creating or relating to any such lien or security interest and authenticated by the Borrower, shall not be deemed a part of this Agreement.

22. CLASS ACTION WAIVER. BORROWER AND LENDER AGREE THAT BY ENTERING INTO THIS AGREEMENT, BORROWER AND LENDER WAIVE THEIR RIGHT TO PARTICIPATE IN A CLASS ACTION, PRIVATE ATTORNEY GENERAL ACTION OR OTHER REPRESENTATIVE ACTION AGAINST THE OTHER IN COURT. BORROWER AND LENDER FURTHER AGREE THAT EACH MAY BRING DISPUTES AGAINST EACH OTHER ONLY IN THEIR INDIVIDUAL CAPACITY AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. Further, unless both Borrower and Lender agree otherwise, no claims may be joined or consolidated into any other existing proceeding.

23. Privacy. Lender and Borrower acknowledge that they are aware of various US federal and State laws that require the protection of personal data, including, without limitation, Graham Leach Bliley Act ("GLBA" 15 U.S.C. § 6801 et seq.), California Consumer Protection Act ("CCPA" California Civil Code § 1798.185 et seq.), and New York SHIELD Act (N.Y. Gen Bus. Law § 899-bb), and each agree to perform all necessary obligations will be in done in accordance with all applicable data protection and data privacy laws. The parties understand and agree that telematics and audit data from the manufactured Equipment may be collected and shared among the parties and that the parties are service providers pursuant to the terms of CCPA and any other applicable law. The parties agree and represent that the data is not sold or transferred for value and agree to cooperate in any data subject access requests within the periods dictated by the applicable laws. This telematics data may also include personally identifiable information or identifiable household data and will be collected, processed, and stored in accordance with all applicable laws. The parties further agree to cooperate in the event of any security incident or any data subject access request. The parties acknowledge that each is individually responsible for making appropriate disclosures regarding data collection and use.

24. Unconditional Obligation. Borrower acknowledges and agrees that its obligations to pay the Obligations and any and all amounts due and owing in accordance with the terms hereof, and any Transaction Statements, shall be absolute and unconditional, and such Obligations shall not be released, discharged, waived, reduced, set-off or affected by any circumstances whatsoever, including, without limitation, any damage to or destruction of any Collateral, defects in the Collateral, including under any applicable "lemon laws", or Borrower no longer can use such Collateral. Borrower further acknowledges that Borrower is not entitled to reduce or set-off against any Obligations or any other amounts due to Lender, whether or not Borrower's claim arises out of this Agreement, any Transaction Statements, Lender's liability or any Vendor's liability, strict liability, negligence or otherwise.

25. Monetary Designations. Unless otherwise stated herein, all monetary amounts are stated in United States dollars.

26. Limitation of Remedies and Damages. In the event there is any dispute under this Agreement, the aggrieved party shall not be entitled to exemplary, punitive, incidental or consequential damages so that the aggrieved party's remedy in connection with any action against any party to this Agreement arising under or in any way related to this Agreement shall be limited to actual and direct damages.

27. JURY TRIAL WAIVER; CONSENT TO JURISDICTION; PUNITIVE DAMAGE WAIVER. ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE HEREUNDER, OR SUCH PARTICULAR DISPUTE, WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. BORROWER AND LENDER IRREVOCABLY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING. BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF ILLINOIS, INCLUDING WITHOUT LIMITATION ANY STATE COURT LOCATED IN DUPAGE COUNTY AND ANY FEDERAL COURT LOCATED IN THE NORTHERN DISTRICT OF ILLINOIS AND BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY ACTION OR PROCEEDING IN ANY SUCH COURT. LENDER AND BORROWER HEREBY WAIVE ANY RIGHT TO PUNITIVE DAMAGES OF ANY KIND AGAINST ONE ANOTHER IN ANY PROCEEDING OR AWARD RELATING TO THIS AGREEMENT.

28. GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF ILLINOIS (EXCLUDING CONFLICT OF LAW PRINCIPLES PROVIDING FOR THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION) WILL GOVERN THIS AGREEMENT AND ALL TRANSACTIONS HEREUNDER AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS.

29. Confidentiality. As used herein, the term "Confidential Information" means written and oral information provided by or on behalf of either party to the other party, or to any of the other party's affiliates in connection with this Agreement, which information has competitive value and/or is confidential in nature, and any other information designated by Borrower or Lender as being confidential, including, without limitation, any and all financial, technical, commercial or other information- and documents concerning the business and affairs of either party, its affiliates and any studies or documents prepared during the review thereof by the respective parties and/or their respective directors, officers, employees, and representatives that contain or otherwise reflect such information. The term "Confidential Information" does not include such parts of the information which (a) are or become generally available to the public other than as a result of an unauthorized disclosure by any party, (b) become generally available to a party on a non-confidential basis from a source which is not known to such party to be prohibited from disclosing such information to such party or (c) are hereafter or were heretofore independently developed or compiled by such party without use of the Confidential Information. The parties shall treat the Confidential Information as confidential and proprietary and not use all or any part thereof for any purpose other than with respect to the performance of its obligations in connection with the transactions contemplated by this Agreement. Any party may disclose all or any part of the Confidential Information to such of its affiliates, officers, employees and other representatives who need to have access thereto with respect to the transactions contemplated by this Agreement. Each party will be responsible for any breach of the provisions of this Section by such party and their respective affiliates, directors, officers, employees, and representatives. All originals and copies of written Confidential Information in the possession or under the control of any party will be promptly destroyed or returned to the other party upon such other party's request. In the event that any party becomes legally compelled to disclose any of the Confidential Information, such party will provide the other party with notice thereof so that the other party may; at such other party's sole cost and expense, seek a protective order or other appropriate remedy. This Section will survive the expiration or termination of this Agreement and will, in any such case, expire two (2) years from the date of such expiration or termination; *provided, however,* that nothing herein will be deemed or construed to authorize the disclosure of any information in violation of applicable laws.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

LENDER:	BORROWER:
Mitsubishi HC Capital America, Inc.	**Workhorse Group Inc.**
	Name of Individual(s), corporation or partnership. Give trade name, if any, after name.
Signature: [signature]	Signature: [signature]
Name: Navin Uttamchandani	Name (print): Robert M. Ginnan
Title: Vice President	Title: Authorized Officer CFO
Dated: 8/11/2023	Dated: 8/10/23
	If corporation, authorized officer must sign and show corporate title. If partnership, general partner must sign. If LLC, authorized Manager or Member must sign
	By executing above, Buyer acknowledges receipt of an exact copy of this Agreement

(****Attach copy of Driver's License or state-issued ID card for any Borrower party signing in its individual capacity****)

Address for Notices: Workhorse Group Inc.
100 Commerce Drive,
Loveland, OH 45140

Address for Notices: **Mitsubishi HC Capital America, Inc.**
Attn: Inventory Finance
800 Connecticut Avenue, 4N
Norwalk, CT 06854

With a copy to: Reed Smith LLP
Attn: Richard J. Tannenbaum
599 Lexington Avenue, 22nd Floor
New York, NY

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

LENDER:	BORROWER:
Mitsubishi HC Capital America, Inc.	**WORKHORSE TECHNOLOGIES INC.**
	Name of Individual(s), corporation or partnership. Give trade name, if any, after name.
Signature: [signature]	Signature: [signature]
Name: Navin Uttamchandani	Name (print): Robert M. Ginnan
Title: Vice President	Title: Authorized Officer CFO
Dated: 8/11/2023	Dated: 8/10/23
	If corporation, authorized officer must sign and show corporate title. If partnership, general partner must sign. If LLC, authorized Manager or Member must sign
	By executing above, Buyer acknowledges receipt of an exact copy of this Agreement

(****Attach copy of Driver's License or state-issued ID card for any Borrower party signing in its individual capacity****)

Address for Notices: WORKHORSE TECHNOLOGIES INC.
3600 Park 42 Dr Ste 160E,
Sharonville, OH 45241-4039

Address for Notices: **Mitsubishi HC Capital America, Inc.**
Attn: Inventory Finance
800 Connecticut Avenue, 4N
Norwalk, CT 06854

With a copy to: Reed Smith LLP
Attn: Richard J. Tannenbaum
599 Lexington Avenue, 22nd Floor
New York, NY

INVENTORY FINANCING AGREEMENT

Permitted Locations for Inventory Financing

Permitted Location effective date: 8/10/2023 (continuing in perpetuity unless amended)

Location	Approved Collateral Address
	940 South State Route 32, Union City, IN 47390

BORROWER:

Workhorse Group Inc.

Signature: [signature]

Name (print): Robert M. Ginnan

Title: Authorized Officer CFO

Dated: 8/10/23

BORROWER:

WORKHORSE TECHNOLOGIES INC.

Signature: [signature]

Name (print): Robert M. Ginnan

Title: Authorized Officer

Dated: 8/10/23

Schedule 1

Vendors

WORKHORSE TECHNOLOGIES INC.

GREENPOWER MOTOR COMPANY, INC.

Exhibit A

Transaction Statement

[to be attached]

Report Date : [__]

Statement of Financial Transaction

Supplier :
Invoice Number :
Invoice Amount :
Invoice Date :
Interest Start :

PO Number :
Maturity Date :
Interest Calculation :
Dealer Rate Adjustment :

Payment Schedule

Date	Amount	Date	Amount	Date	Amount	Date	Amount

Invoice/Item Detail

Model Number	Serial/VIN	Amount	Model Number	Serial/VIN	Amount

Dealer Interest Details

From	To	Rate Type	Min Index	Tier *	Spread
				- *	
				*	

*End of Month Balance

Delinquency Details

Rate Type	Min Index	Spread
--	--	--

Early Pay Discount Schedule

Pay By	Discount %	Pay By	Discount %	Pay By	Discount %	Pay By	Discount %

Mitsubishi HC Capital America, Inc. and Mitsubishi HC Capital Canada, Inc. hereby acknowledges and accepts dealer's request for an extension of credit pursuant to and in accordance with the provisions of the Floor Plan and Security Agreement and sets forth the terms and conditions related to such extension of credit as provided in the Floor Plan and Security Agreement.

This Statement of Financial Transactions/Credit Transaction Confirmation and its terms are set forth and established pursuant to the terms of the Floor Plan and Security Agreement and dealer's acceptance of the terms hereof is governed by the Floor Plan and Security Agreement. The terms used in this confirmation have the meanings set forth for such terms in the Floor Plan and Security Agreement unless otherwise defined herein.

Remit Payment To :

For the purposes of this Document, whenever interest to be paid hereunder is to be calculated on the basis of a year of three hundred and sixty (360) days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either three hundred and sixty (360) or such other period of time, as the case may be.